Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES RECORD NET INCOME FOR 2021

Charlottesville, VA – February 18, 2022 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported net income of $10.0 million for the year ended December 31, 2021, attaining the highest consolidated net income for any year in the Company's history, even after realizing $7.4 million of pre-tax ($5.6 million after-tax) merger and merger-related expenses. The record net income of $10.0 million is a 25% increase compared to net income of $8.0 million recognized for the year ended December 31, 2020.

Net income of $5.2 million for the quarter ended December 31, 2021, represents a 100% increase over net income of $2.6 million recognized for the quarter ended December 31, 2020. Net income per diluted share of $2.13 for the year ended December 31, 2021 declined from $2.95 for the year ended December 31, 2020 and this decline was driven by the increase in number of shares outstanding as a result of the April 1, 2021 mergers of Fauquier Bankshares, Inc. and The Fauquier Bank (“Fauquier”) with and into the Company and Virginia National Bank, respectively.

Excluding merger and merger-related expenses, the Company would have posted net income of $15.6 million, or $3.31 per diluted share, (a non-GAAP financial measure)1 for the year ended December 31, 2021. Return on average assets (“ROAA”) of 0.61% for the year ended December 31, 2021 would have amounted to 0.95% excluding merger and merger-related expenses (a non-GAAP financial measure),1 compared to 1.00%, or 1.09% excluding merger and merger-related expenses (a non-GAAP financial measure),1 in the year ended December 31, 2020.

“We finished the year with strong financial results after successfully integrating our systems, processes and people in the merger with Fauquier," said Glenn W. Rust, President and Chief Executive Officer. "We have begun to realize significant cost savings, which will allow us to return value to our shareholders earlier than originally anticipated."

Fourth Quarter 2021 Results of Operations

•
The efficiency ratio on a fully tax equivalent basis (“FTE”) (a non-GAAP financial measure) was 57.7% for the three months ended December 31, 2021, compared to 57.0% for the three months ended December 31, 2020. 1
•
ROAA for the three months ended December 31, 2021 declined to 1.06% compared to 1.23% realized in the same period in the prior year, primarily due to the significant increase in assets as a result of the merger.
•
Return on average equity (“ROAE”) for the three months ended December 31, 2021 increased to 12.86% compared to 12.75% realized in same period in the prior year, as the increase in net income was greater than the increase in equity as a result of the merger.
•
The Company reversed $664 thousand in pre-tax merger and merger-related expenses during the three months ended December 31, 2021, after receiving a refund from a third-party vendor for system implementation credits and adjusting merger-related accrued bonuses. This post-tax reversal of $588 thousand represents an improvement of $0.11 per diluted share.
•
The Company has begun realizing savings associated with the merger and expects to realize significant additional savings over the next year. Full-time equivalent employee headcount was 215 as of April 1, 2021 and 173 as of December 31, 2021.

__________________________________________________________________

1 See "Reconciliation of Certain Non-GAAP Financial Measures" at the end of this release.

Loans and Asset Quality

•
Gross loans outstanding at December 31, 2021 totaled $1.1 billion, an increase of $452 million, or 74%, compared to December 31, 2020. The increase is predominantly due to the acquisition of Fauquier, which added $602.6 million of loan balances, net of the fair value mark, on the consolidated balance sheet beginning April 1, 2021, but was offset by the decline in outstanding balances of Paycheck Protection Program ("PPP") loans of $121.2 million, due to loan forgiveness, the sale of the $6 million student loan portfolio formerly held by Fauquier, and other loan paydowns.
•
Loan deferrals declined to $1.2 million as of December 31, 2021, from $3.3 million as of December 31, 2020. Only two loans remain in deferral status as of December 31, 2021, and each loan is government guaranteed.
•
One non-accrual loan, in the amount of $495 thousand, was on the books as of December 31, 2021, compared to $8 thousand as of December 31, 2020. Acquired loans which otherwise would be in non-accrual status are not included in this figure, as they earn interest through the yield accretion.
•
Loans 90 days or more past due and still accruing interest amounted to $800 thousand as of December 31, 2021, compared to $137 thousand as of December 31, 2020. The December 31, 2021 balance includes a government-guaranteed loan in the amount of $548 thousand. The portfolio only includes eight non-insured student loans that are 90 days or more past due and still accruing interest, amounting to $83 thousand. Loans acquired from Fauquier which are greater than 90 days past due and still accruing interest are included in this figure, net of their fair value mark.
•
The period-end allowance for loan losses (“ALLL”) as a percentage of total loans was 0.56% as of December 31, 2021 and 0.90% as of December 31, 2020. The decrease is the result of bringing the Fauquier loans onto the Company’s balance sheet at fair value, with a credit and liquidity mark of $21.3 million effective April 1, 2021. The ALLL as a percentage of loans, excluding the impact of the acquired loans and fair value mark (a non-GAAP financial measure)1, would have been 0.95% as of December 31, 2021, and the ALLL as a percentage of total loans, excluding PPP loans (a non-GAAP financial measure)1, would have been 0.58% as of December 31, 2021.
•
A provision for loan losses of $537 thousand was recognized during the three months ended December 31, 2021, compared to $255 thousand recognized in the three months ended December 31, 2020. A provision for loan losses of $1.0 million was recognized during the year ended December 31, 2021, compared to $1.6 million recognized during the year ended December 31, 2020.

Net Interest Income

•
Net interest income for the three months ended December 31, 2021 of $12.4 million increased $5.7 million, or 84%, compared to the three months ended December 31, 2020, due to the inclusion of Fauquier’s interest income and expense for the current quarter and the lower rates paid on deposits as compared to the prior year. Net interest income for the year ended December 31, 2021 of $45.0 million increased $21.1 million, or 88%, compared to the prior year due to the inclusion of Fauquier's interest income and expense for three quarters and lower rates paid on deposits.
•
The fair value accretion on loans acquired positively impacted net interest income by 19 basis points (“bps”) during the current quarter and by 72 bps for the year ended December 31, 2021.
•
The overall cost of funds, including noninterest deposits, of 22 bps incurred in the three months ended December 31, 2021 decreased 14 bps from 36 bps in the same period in 2020, due to lower rates paid on deposit accounts, coupled with the acceleration of the fair value accretion related to the payoff of FHLB advances.
•
Low-cost deposits, which include noninterest checking accounts and interest-bearing checking, savings and money market accounts, remained in excess of 86% of total deposits at December 31, 2021 and 2020.

_____________________________________________________________________

1 See "Reconciliation of Certain Non-GAAP Financial Measures" at the end of this release.

Noninterest Income

Noninterest income for the three months ended December 31, 2021 increased $1.2 million, or 64%, compared to the three months ended December 31, 2020 primarily due to the recognition of $822 thousand of performance fee income by Masonry's Capital LLC (a wholly-owned subsidiary of the Company), included in wealth management fees on the consolidated statements of income. Also, the inclusion of Fauquier’s wealth management fees, advisory and brokerage income, income from bank-owned life insurance policies, deposit fees and debit card income attributed to increases in each of those categories. Swap fee income declined $314 thousand, as swap arrangements are not as attractive to borrowers in the current rate environment.

Noninterest income for the year ended December 31, 2021 increased $3.9 million, or 59%, compared to the prior year. Wealth management income, including the performance fees noted above, contributed $2.4 million of this increase. The inclusion of Fauquier's wealth management fees, advisory and brokerage income, income from bank-owned life insurance policies, deposit fees and debit card income also attributed to the year-over-year increase. Swap fee income declined $1.2 million, and limited securities were sold in the current year, compared to a gain of $743 thousand in the prior year.

Noninterest Expense

Noninterest expense for the three months ended December 31, 2021 increased $4.0 million, or 82%, compared to the three months ended December 31, 2020, due to the inclusion of Fauquier’s noninterest expense, in nearly all line items within the category, offset by an adjustment to merger and merger-related expenses after receiving a refund from a third-party vendor for system implementation credits and adjusting merger-related accrued bonuses.

Noninterest expense for the year ended December 31, 2021 increased $23.7 million, or 126%, due to the inclusion of Fauquier's noninterest expenses and an increase of $6.4 million in merger and merger-related expenses.

Book Value

Book value per share was $30.50 as of December 31, 2021 and $30.43 as of December 31, 2020. Tangible book value per share (a non-GAAP financial measure)1 as of December 31, 2021 was $27.36 compared to $30.17 as of December 31, 2020, declining due to the impact of goodwill and other intangible assets recorded upon the acquisition of Fauquier. These amounts are impacted by the increase in shares outstanding as a result of the merger.

Income Taxes

The effective tax rate for the three months ended December 31, 2021 amounted to 11.9%, due to the recognition of low-income housing tax credits, compared to 22.9% for the three months ended December 31, 2020. The effective tax rate for 2021 was 16.0%, also less than the statutory rate due to the recognition of low-income housing tax credits, compared to 20.6% in the prior year.

Dividends

Cash dividends of $1.6 million were declared during the fourth quarter of 2021. The remaining 69% of net income was retained.

_____________________________________________________________________

1 See "Reconciliation of Certain Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has ten banking offices throughout Fauquier and Prince William counties, four banking offices in Charlottesville and Albemarle County, and one banking office in Winchester, and offers loan, deposit and treasury management services in Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. The Bank also offers, through its networking agreements with third parties, investment advisory and other investment services under Sturman Wealth Advisors. Investment management services are offered through Masonry Capital Management, LLC, a registered investment adviser and wholly-owned subsidiary of the Company.

The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: general economic and market conditions, including the effects of declines in real estate values, an increase in unemployment levels and general economic contraction as a result of COVID-19 or other pandemics; fluctuations in interest rates, deposits, loan demand, and asset quality; assumptions that underlie the Company’s allowance for loan losses; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (e.g., COVID-19 or other pandemics), and of governmental and societal responses thereto; the performance of vendors or other parties with which the Company does business; competition; technology; changes in laws, regulations and guidance; changes in accounting principles or guidelines; performance of assets under management; expected revenue synergies and cost savings from the recently completed merger with Fauquier may not be fully realized or realized within the expected timeframe; the businesses of the Company and Fauquier may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; and other factors impacting financial services businesses. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	December 31, 2021	December 31, 2020 *
	(Unaudited)
ASSETS
Cash and due from banks	$20,345	$8,116
Interest-bearing deposits in other banks	336,032	-
Federal funds sold	152,463	26,579
Securities:
Available for sale, at fair value	303,817	174,086
Restricted securities, at cost	4,950	3,010
Total securities	308,767	177,096
Loans	1,061,211	609,406
Allowance for loan losses	(5,984)	(5,455)
Loans, net	1,055,227	603,951
Premises and equipment, net	25,093	5,238
Bank owned life insurance	31,234	16,849
Goodwill	8,140	372
Core deposit intangible, net	8,271	-
Other intangible assets, net	274	341
Other real estate owned, net	611	-
Right of use asset, net	7,583	3,527
Accrued interest receivable and other assets	18,485	6,341
Total assets	$1,972,525	$848,410
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$522,281	$209,772
Interest-bearing	446,314	148,910
Money market and savings deposit accounts	665,530	272,980
Certificates of deposit and other time deposits	162,045	99,102
Total deposits	1,796,170	730,764
Advances from the FHLB	-	30,000
Junior subordinated debt	3,367	-
Lease liability	7,108	3,589
Accrued interest payable and other liabilities	3,955	1,459
Total liabilities	1,810,600	765,812
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value, 2,000,000 shares authorized, no shares outstanding	-	-
Common stock, $2.50 par value, 10,000,000 shares authorized; 5,308,335 shares issued and outstanding as of December 31, 2021 (includes 35,911 nonvested), and 2,714,273 shares issued and outstanding as of December 31, 2020 (includes 25,268 nonvested)	13,178	6,722
Capital surplus	104,584	32,457
Retained earnings	46,374	41,959
Accumulated other comprehensive income (loss)	(2,211)	1,460
Total shareholders' equity	161,925	82,598
Total liabilities and shareholders' equity	$1,972,525	$848,410

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Interest and dividend income:
Loans, including fees	$11,995	$6,743	$43,899	$24,945
Federal funds sold	61	6	139	104
Other interest-bearing deposits	139	-	233	-
Investment securities:
Taxable	804	452	2,810	1,602
Tax exempt	292	149	1,021	475
Dividends	49	34	170	104
Total interest and dividend income	13,340	7,384	48,272	27,230

Interest expense:
Demand and savings deposits	710	356	2,308	1,824
Certificates and other time deposits	222	288	1,108	1,454
Borrowings	49	38	(132)	73
Total interest expense	981	682	3,284	3,351
Net interest income	12,359	6,702	44,988	23,879
Provision for loan losses	537	255	1,014	1,622
Net interest income after provision for loan losses	11,822	6,447	43,974	22,257

Noninterest income:
Wealth management fees	1,455	332	3,508	1,133
Advisory and brokerage income	246	184	1,154	700
Deposit account fees	477	167	1,459	651
Debit/credit card and ATM fees	509	177	2,070	612
Earnings/increase in value of bank owned life insurance	201	110	708	437
Gains on sales of securities	1	9	1	743
Loan swap fee income	22	336	81	1,313
Other	117	530	1,484	976
Total noninterest income	3,028	1,845	10,465	6,565

Noninterest expense:
Salaries and employee benefits	4,424	2,462	16,129	9,466
Net occupancy	932	503	3,575	1,908
Equipment	305	62	966	463
Bank franchise tax	214	161	1,136	649
Computer software	276	143	1,020	579
Data processing	620	266	3,017	1,106
FDIC deposit insurance assessment	264	99	858	187
Marketing, advertising and promotion	216	74	922	409
Merger and merger-related expenses	(664)	439	7,423	988
Plastics expense	389	40	978	180
Professional fees	244	221	1,117	723
Core deposit intangible amortization	544	-	1,389	-
Other	1,160	427	3,992	2,121
Total noninterest expense	8,924	4,897	42,522	18,779

Income before income taxes	5,926	3,395	11,917	10,043
Provision for income taxes	707	779	1,908	2,065
Net income	$5,219	$2,616	$10,009	$7,978
Net income per common share, basic	$0.98	$0.96	$2.14	$2.95
Net income per common share, diluted	$0.98	$0.96	$2.13	$2.95
Weighted average common shares outstanding, basic	5,308,108	2,714,273	4,668,761	2,707,877
Weighted average common shares outstanding, diluted	5,338,088	2,714,905	4,695,405	2,708,567

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Common Share Data:
Net income per weighted average share, basic	$0.98	$0.59	$0.03	$0.55	$0.96
Net income per weighted average share, diluted	$0.98	$0.59	$0.03	$0.55	$0.96
Weighted average shares outstanding, basic	5,308,108	5,306,370	5,305,277	2,719,840	2,714,273
Weighted average shares outstanding, diluted	5,338,088	5,338,872	5,320,290	2,727,448	2,714,905
Actual shares outstanding	5,308,335	5,307,235	5,305,819	2,728,327	2,714,273
Tangible book value per share at period end	$27.36	$26.92	$26.60	$29.07	$30.17

Key Ratios:
Return on average assets [1]	1.06%	0.65%	0.03%	0.68%	1.23%
Return on average equity [1]	12.86%	7.70%	0.37%	7.40%	12.75%
Net interest margin (FTE) [2]	2.72%	3.08%	3.05%	2.83%	3.32%
Efficiency ratio (FTE) [3]	57.70%	75.17%	99.27%	67.72%	57.03%
Loan-to-deposit ratio	59.08%	64.04%	71.57%	77.23%	83.39%

Net Interest Income:
Net interest income	$12,359	$13,504	$13,151	$5,974	$6,702
Net interest income (FTE) [2],[3]	$12,437	$13,581	$13,224	$6,021	$6,740

Capital Ratios:
Tier 1 leverage ratio	7.61%	7.59%	7.66%	9.01%	9.54%
Total risk-based capital ratio	14.56%	13.74%	13.47%	15.49%	15.35%

Assets and Asset Quality:
Average Earning Assets	$1,817,010	$1,750,799	$1,740,338	$862,373	$807,351
Average Gross Loans	$1,088,278	$1,140,281	$1,214,123	$618,902	$618,296
Paycheck Protection Program Loans, end of period	$24,482	$36,740	$73,784	$70,171	$55,120
Loan Deferrals, Pandemic Related	$1,215	$1,243	$2,004	$1,539	$3,346
Allowance for loan losses:
Beginning of period	$5,623	$5,522	$5,615	$5,455	$5,334
Provision for (recovery of) loan losses	537	267	(141)	351	255
Charge-offs	(230)	(208)	(156)	(241)	(162)
Recoveries	54	42	204	50	28
Net recoveries (charge-offs)	(176)	(166)	48	(191)	(134)
End of period	$5,984	$5,623	$5,522	$5,615	$5,455

Non-accrual loans [4]	$495	$777	$17	$5	$8
Loans 90 days or more past due and still accruing [5]	800	1,044	2,770	399	137
OREO	611	611	611	-	-
Total nonperforming assets (NPA)	$1,906	$2,432	$3,398	$404	$145

NPA as a % of total assets	0.10%	0.13%	0.18%	0.04%	0.02%
NPA as a % of total loans plus OREO	0.18%	0.22%	0.29%	0.07%	0.02%
ALLL to total loans	0.56%	0.51%	0.47%	0.90%	0.90%
ALLL to total loans, excluding PPP loans (non-GAAP)	0.58%	0.52%	0.51%	1.02%	0.98%
Non-accruing loans to total loans [4]	0.05%	0.07%	0.00%	0.00%	0.00%
Net charge-offs (recoveries) to average loans [1]	0.06%	0.06%	-0.02%	0.12%	0.09%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a FTE basis, using a Federal income tax rate of 21%.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 Acquired loans which otherwise would be in non-accrual status are not included in this figure, as they earn interest through the yield accretion.

5 Past due loans from the acquired portfolio are included at fair value.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	December 31, 2021			September 30, 2021			December 31, 2020
		Interest			Interest			Interest
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
(dollars in thousands)	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities
Taxable Securities	$225,757	$853	1.51%	$214,194	$797	1.49%	$129,201	$526	1.63%
Tax Exempt Securities [1]	63,083	371	2.35%	59,869	355	2.37%	26,932	149	2.21%
Total Securities [1]	288,840	1,224	1.70%	274,063	1,152	1.68%	156,133	675	1.73%
Total Loans	1,088,278	11,995	4.37%	1,140,281	12,959	4.51%	618,296	6,742	4.34%
Fed Funds Sold	152,435	61	0.16%	137,472	45	0.13%	32,922	6	0.07%
Other interest-bearing deposits	287,457	138	0.19%	198,983	55	0.11%	—	—	—
Total Earning Assets	1,817,010	13,418	2.93%	1,750,799	14,211	3.22%	807,351	7,423	3.65%
Less: Allowance for Loan Losses	(5,704)			(5,532)			(5,345)
Total Non-Earning Assets	140,539			159,014			43,184
Total Assets	$1,951,845			$1,904,281			$845,190

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$421,372	$70	0.07%	$410,504	$72	0.07%	$135,993	$24	0.07%
Money Market and Savings Deposits	660,438	639	0.38%	621,211	601	0.38%	277,850	332	0.48%
Time Deposits	162,584	222	0.54%	171,256	282	0.65%	98,447	288	1.16%
Total Interest-Bearing Deposits	1,244,394	931	0.30%	1,202,971	955	0.31%	512,290	644	0.50%
Short term borrowings	—	—	—	22,260	(375)	-6.68%	32,719	39	0.47%
Junior subordinated debt	3,360	50	5.86%	3,349	50	5.92%	—	—	—
Total Interest-Bearing Liabilities	1,247,754	981	0.31%	1,228,580	630	0.20%	545,009	683	0.50%
Non-Interest-Bearing Liabilities:
Demand deposits	532,397			499,068			214,020
Other liabilities	10,741			15,003			4,210
Total Liabilities	1,790,892			1,742,651			763,239
Shareholders' Equity	160,953			161,630			81,951
Total Liabilities & Shareholders' Equity	$1,951,845			$1,904,281			$845,190
Net Interest Income (FTE)		$12,437			$13,581			$6,740
Interest Rate Spread [2]			2.62%			3.02%			3.16%
Cost of Funds			0.22%			0.14%			0.36%
Interest Expense as a Percentage of Average Earning Assets			0.21%			0.14%			0.34%
Net Interest Margin (FTE) [3]			2.72%			3.08%			3.32%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

QUARTERLY RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021		March 31, 2021	December 31, 2020
Performance measures
Return on average assets ("ROAA")	1.06%	0.65%	0.03%		0.68%	1.23%
Impact of merger expenses [1]	-0.12%	0.30%	0.99%		0.08%	0.17%
ROAA, excluding merger expenses [1] (non-GAAP)	0.94%	0.95%	1.02%		0.76%	1.40%

Return on average equity ("ROAE")	12.86%	7.70%	0.37%		7.40%	12.75%
Impact of merger expenses [1]	-1.45%	3.53%	11.51%		0.83%	1.79%
ROAE, excluding merger expenses [1] (non-GAAP)	11.41%	11.23%	11.88%		8.23%	14.54%

Net income	$5,219	$3,138	$147		$1,505	$2,616
Impact of merger expenses [1]	(588)	1,424	4,553	0	169	368
Net income, excluding merger expenses [1] (non-GAAP)	$4,631	$4,562	$4,700		$1,674	$2,984

Net income per share	$0.98	$0.59	$0.03		$0.53	$0.77
Impact of merger expenses [1]	(0.11)	0.27	0.86		0.06	0.15
Net income per share, excluding merger expenses [1] (non-GAAP)	$0.87	$0.86	$0.89		$0.59	$0.92

Fully tax-equivalent measures
Net interest income	$12,359	$13,504	$13,151		$5,974	$6,702
Fully tax-equivalent adjustment	78	77	73		47	38
Net interest income (FTE) [2]	$12,437	$13,581	$13,224		$6,021	$6,740

Efficiency ratio [3]	58.0%	75.5%	99.5%		68.2%	57.3%
Fully tax-equivalent adjustment	-0.3%	-0.3%	-0.4%		-0.5%	-0.3%
Efficiency ratio (FTE) [4]	57.7%	75.2%	99.1%		67.7%	57.0%

Net interest margin	2.70%	3.06%	3.03%		2.81%	3.30%
Fully tax-equivalent adjustment	0.02%	0.02%	0.02%		0.02%	0.02%
Net interest margin (FTE) [2]	2.72%	3.08%	3.05%		2.83%	3.32%

	As of
	December 31,	September 30,	June 30,		March 31,	December 31,
	2021	2021	2021		2021	2020
Other financial measures
ALLL to total loans	0.56%	0.51%	0.47%		0.90%	0.90%
Impact of acquired loans and fair value mark	0.39%	0.39%	0.41%		—	—
ALLL to total loans, excluding acquired loans and fair value mark (non-GAAP)	0.95%	0.90%	0.88%		0.90%	0.90%

ALLL to total loans	0.56%	0.51%	0.47%		0.90%	0.90%
Impact of PPP loans	0.02%	0.01%	0.04%		0.12%	0.08%
ALLL to total loans, excluding PPP loans (non-GAAP)	0.58%	0.52%	0.51%		1.02%	0.98%

Book value per share	$30.50	$30.13	$29.89		$29.33	$30.43
Impact of intangible assets	(3.14)	(3.21)	(3.29)		$(0.26)	$(0.26)
Tangible book value per share (non-GAAP)	$27.36	$26.92	$26.60		$29.07	$30.17

1 References to merger expenses include merger and merger-related expenses and are net of tax.

2 FTE calculations use a Federal income tax rate of 21%.

3 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

4 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNUAL RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the Twelve Months Ended
	December 31, 2021	December 31, 2020
Performance measures
Return on average assets ("ROAA")	0.61%	1.00%
Impact of merger expenses [1]	0.34%	0.09%
ROAA, excluding merger expenses [1] (non-GAAP)	0.95%	1.09%

Return on average equity ("ROAE")	7.12%	10.01%
Impact of merger expenses [1]	3.95%	0.88%
ROAE, excluding merger expenses [1] (non-GAAP)	11.07%	10.89%

Net income	$10,009	$7,978
Impact of merger expenses [1]	5,557	704
Net income, excluding merger expenses [1] (non-GAAP)	$15,566	$8,682

Net income per share	$2.13	$2.95
Impact of merger expenses [1]	1.18	0.26
Net income per share, excluding merger expenses [1] (non-GAAP)	$3.31	$3.21

Fully tax-equivalent measures
Net interest income	$44,988	$23,879
Fully tax-equivalent adjustment	275	126
Net interest income (FTE) [2]	$45,263	$24,005

Efficiency ratio [3]	76.7%	61.7%
Fully tax-equivalent adjustment	-0.4%	-0.3%
Efficiency ratio (FTE) [4]	76.3%	61.4%

Net interest margin	2.73%	3.16%
Fully tax-equivalent adjustment	0.01%	0.01%
Net interest margin (FTE) [2]	2.74%	3.17%

1 References to merger expenses include merger and merger-related expenses and are net of tax.

2 FTE calculations use a Federal income tax rate of 21%.

3 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

4 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.